Jennison Small Company Fund, Inc.
(formerly Prudential Small Company Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					November 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison Small Company Fund, Inc.
                                     File No. 811-03084


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Jennison Small Company Fund, Inc. for the fiscal year ended September 30, 2003. The Form N-SAR was filed using the EDGAR system.



                                                   Very truly yours,



                                                /s/ Marguerite E.H. Morrison
                                                    Marguerite E.H. Morrison
                                                        Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of November, 2003.







Jennison Small Company Fund, Inc.





Witness:/s/ Marguerite E.H. Morrison  		By:/s/ Grace C. Torres

            Marguerite E.H. Morrison  	      	     Grace C. Torres
            Assistant Secretary		                Treasurer





























         T:\Cluster 1\N-SAR\SCF\11-03.Letter